Exhibit 99.1

Beyond Air Announces Exercise of Warrants for $3.25 Million of Gross Proceeds

GARDEN CITY, N.Y., September 08, 2025 (GLOBE NEWSWIRE) – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced the entry into a definitive agreement for the immediate exercise of certain outstanding common warrants (the “Existing Warrants”) to purchase up to an aggregate of 1,439,126 shares of the Company’s common stock at a reduced exercise price of $2.21 (the closing price of the Company’s shares of common stock on September 5, 2025). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $3.25 million, prior to deducting placement agent fees and estimated offering expenses.

Laidlaw & Company (UK) Ltd., is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the Existing Warrants for cash, the Company will issue new unregistered warrants to purchase up to 719,561 shares of common stock (“New Warrants”), at a purchase price of $0.0625 per New Warrant. The New Warrants will have an exercise price of $2.21 per share, will be exercisable immediately and will have a term of five years from the issuance date.

The offering is expected to close on or about September 9, 2025, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering to advance its clinical and pre-clinical programs and for continuing operating expenses and working capital.

The new warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the new warrants issued in the private placement and the shares underlying the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Beyond Air

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous Nitric Oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections, such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the company has partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of Autism Spectrum Disorder (ASD) and other neurological disorders. In addition, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

Forward-Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those related to the completion of the offering, risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air undertakes no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

Contact:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com
(212) 915-2577